UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 10, 2005
                                                   (October 10, 2005)
                                                   ------------------

                       Innovative Card Technologies, Inc.

             (Exact name of registrant as specified in its charter)


          Delaware                     000-51260                  14-1861651
----------------------------- ---------------------------- ---------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


   11601 Wilshire Boulevard, Suite 2160, Los Angeles CA            90025
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         (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:      (310) 312-0700
                                                    ----------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2005, Innovative Card Technologies, Inc. (the "Company" or "InCard") entered into a Joint Development Agreement with nCryptone (formerly AudioSmartCard) (the "Joint Development Agreement" or "Agreement"). Under the Joint Development Agreement, both parties agree to:

      o Establish a mutually acceptable schedule and budget for development and pre-production engineering of the SoundCard and the DisplayCard within 30 days after execution of the Agreement.

      o Equally share development costs for the SoundCard and DisplayCard and share fixed profit-sharing percentage for sales of LightCard, SoundCard, and DisplayCard for Visa Banking Cards, Non-Visa Banking Cards, and Non-Banking Cards. InCard shall also receive a mutually agreed upon commission percentage of nCryptone server products and services for customers introduced by InCard.

Additionally, InCard has exclusive right to manufacture and sell power inlays, or cores, that consist of proprietary electronic components for LightCard, SoundCard, and DisplayCard. If a third vendor produces cores at a significantly lower cost, InCard shall still receive a portion of gross profits and the remainder shall be shared by both parties in equal amounts of the remainder of the gross profit. If InCard reaches maximum production capacity and unable to fill to fill orders, the remaining cores can be produced by a third vendor and both parties shall equally share the entire amount of gross profits as net profits.

Furthermore, all intellectual property rights prior to Joint Development shall remain the sole and exclusive property of such party. All new intellectual property rights relating to physical design and construction of the cards shall be the sole and exclusive property of InCard. All new intellectual property rights relating to patents and outside or physical design and construction of the cards shall be equally shared by both parties. The term of the Agreement is 10 years, unless terminated earlier pursuant to the terms of the Agreement.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Innovative Card Technologies, Inc.
                                              ----------------------------------
                                                        (Registrant)

Date       October 10, 2005
           ----------------
                                              By: /s/ Bennet Lientz, Jr.
                                                  ------------------------------
                                            Name Bennet Lientz, Jr.
                                                 -------------------------------
                                          Title: Chief Financial Officer
                                                 -------------------------------